EXHIBIT 10.3

Renminbi Working Capital Loan Agreement
[unofficial translation]

Agreement No.: JC20111260 (Business Dept.)
Borrower (Party A): Shenzhen Dasen Communication Technology Co., Ltd.
Address: Room 11C2, Tianxiang Building, Chegongmiao, Futian District, Shenzhen (only for office)
Postal code:
Legal representative (Person in-charge): Lin Xiangfeng
Fax:                                                                Tel.:

Lender (Party B): China Construction Bank Corporation Limited Shenzhen Branch
Address: Building A, Rongchao Business Center, No. 6003, Yitian Road, Futian District, Shenzhen
Postal code:
Person in-charge: Liu Jun
Fax:                                                                Tel.:

Whereas Party A applies for a loan from Party B for the purpose of purchasing Apple’s series products, and Party B agrees to grant a loan to Party A, this Agreement is made between the Parties by mutual agreement in accordance with the relevant laws and regulations as following:

Article 1 Amount of Loan
Party A borrows an amount of RMB 10,000,000 (in capital: RMB ten million in total) from Party B.

Article 2 Purpose of Loan and Source of Repayment
Party A shall use the loan for daily production and business turnover. Refer to Annex 1 “Basic Information on the Loan” for the specific purpose of loan and source of repayment under this Agreement.

Article 3 Term of Loan

The term of the loan agreed in this Agreement is eighteen months, from December 29, 2011 to June 28, 2013.
In case the start date of the term of loan under this Agreement is not consistent with loan deposit voucher (certificate of indebtedness, the same below), the actual granting date specified in loan deposit voucher for the first granting shall prevail, and the maturity of loan agreed in Paragraph 1 of this Article shall be adjusted accordingly.
Loan deposit voucher is an integral part of this Agreement and has the same legal effect with this Agreement.

Article 4 Loan Interest Rate, Penalty Interest Rate, Interest Calculation and Settlement
4.1 Loan Interest Rate
The loan interest rate under this Agreement is annual interest rate, the method set out in       4.1.4shall apply:
4.1.1 Fixed interest rate that is / %, which remains unchanged during the term of loan;
4.1.2 Fixed interest rate that is _ /_(optional “floating up” or “floating down”) based on the benchmark interest rate _ /_on the date of value, which remains unchanged during the term of loan;
4.1.3 Floating rate that is _ /_ (optional “floating up” or “floating down”) based on the benchmark interest rate _ /_on the date of value, which shall be adjusted for one time according to the benchmark interest rate on the date of interest rate adjustment and the aforesaid floating ratio every __/_month(s) from the date of value until the date when all principal and interest having been paid off. The date of interest rate adjustment is the corresponding date to the date of value in the month of making adjustment, in case no corresponding date to the date of value, the last day of that month is the date of interest rate adjustment.
4.1.4 Interval interest rate, which is determined between the interval floating down (optional “floating up” or “floating down”) 5 % on the benchmark interest rate on the date of drawing and floating up (optional “floating up” or “floating down”) 60 % on the benchmark interest rate on the date of drawing. The specific interest rate for a single drawing shall be subject to the Advice of Drawing under this Agreement, and shall be adjusted for one time according to the benchmark interest rate on the date of interest rate adjustment and the aforesaid floating ratio every _3__months from the date of drawing until the date when all principal and interest under this Agreement having been paid off. The date of interest rate adjustment is the corresponding date to the date of drawing in the month of making adjustment, in case no corresponding date to the date of drawing, the last day of that month is the date of interest rate adjustment.
The date of drawing is the date when the loan granted for each time is deposited to the loan-granting account agreed by the Parties.
The benchmark interest rate under this Agreement refers to the lending rate at the same grade in corresponding term set by the People's Bank of China on the date of drawing; thereafter, in case the lending rate is adjusted according to the aforesaid agreement, the benchmark interest rate refers to the lending rate at the same grade in corresponding term set by the People's Bank of China on the date of adjustment; in case no lending rate at the same grade in corresponding term is set by the people's Bank of China, the benchmark interest rate refers to the lending rate at the same grade in corresponding term recognized or generally applied by the Banking Association on the date of adjustment, except otherwise agreed by both Parties.
4.1.5 ______________________/____________________________
4.2 Penalty Interest Rate
4.2.1 In case Party A fails to use the loan in accordance with the Agreement, the penalty interest rate shall float up 100 % on the lending rate, in case the lending rate is adjusted according to Article 4.1.3 and 4.1.4, the penalty interest rate shall be adjusted according to the adjusted lending rate and the above floatation range at the same time.
4.2.2 The penalty interest rate for the overdue loan under this Agreement shall float up 50 % on the lending rate, in case the lending rate is adjusted according to Article 4.1.3 and 4.1.4, the penalty interest rate shall be adjusted according to the adjusted lending rate and the above floatation range at the same time.
4.2.3 For overdue loan and loan used for other purposes, penalty interest rate or double rate should be imposed subject to the severity.
4.3 The date of value under this Article is the date when the loan granted for the first time is deposited to the loan-granting account agreed in Article 6 of this Agreement (hereinafter referred to as “loan-granting account").
When the loan is granted for the first time under this Agreement, the benchmark interest rate refers to the lending rate at the same grade in corresponding term announced and effected by the people's Bank of China on the date of value; thereafter, in case the lending rate is adjusted according to the aforesaid agreement, the benchmark interest rate refers to the lending rate at the same grade in corresponding term announced and effected by the people's Bank of China on the date of adjustment; in case no lending rate at the same grade in corresponding term is announced and effected by the people's Bank of China, the benchmark interest rate refers to the lending rate at the same grade in corresponding term recognized or generally applied by the Banking Association on the date of adjustment, except otherwise agreed by both Parties.
4.4 The loan interest shall be calculated from the date that the loan is deposited to the loan-granting account. The interest under this Agreement shall be calculated on a daily basis, daily rate = annual rate / 360. In case Party A fails to pay the interest as per the date of value agreed in this Agreement, compound interest will be calculated from the next date.
4.5 Interest settlement
4.5.1 The interest for the loan with a fixed interest rate shall be calculated according to the agreed interest rate on settlement; the interest for the loan with a floating interest rate shall be calculated according to the interest determined for each floating period when settlement; in case the interest rate is floating for several times during a single interest period, the interest for the interest period shall be calculated by totaling up the interest of each floating period.
4.5.2 The interest under this Agreement shall be settled according to the method of 4.5.2.1    set out following:
4.5.2.1 Monthly settlement, settlement date is fixed to the 20th of every month;
4.5.2.2 Quarterly settlement, settlement date is fixed to the 20th of the last month in each quarter;
4.5.2.3 _____________________/___________________________

Article 5 Granting and Payment
5.1 Conditions of granting a loan
Unless Party B waives the conditions in whole or in part, Party B shall not have the obligation to grant a loan until all of the following conditions having been satisfied on a continuous basis:
1. Party A has completed the approval, registration, delivery, insurance and other legal procedures related to the loan under this Agreement;
2. In case a guarantee is established in this Agreement, the guarantee approved by Party B has become effective;
3. Party A has opened the account for withdrawal and repayment purpose in accordance with the requirements of Party B;
4. No breach of the Agreement by Party A;
5. No occurrence of any circumstances agreed by both Parties in the Agreement which will possibly endanger creditor’s rights of Party B;
6. Laws and regulations, rules or competent authorities do not prohibit and restrict Party B to grant the loan under this Agreement;
7. Party A’s financial status conforms to the requirements set forth in Annex 2 “Binding Clause of Financial Indicators” on a continuous basis.
8. Party A has submitted the relevant materials in accordance with the Agreement before granting the loan;
9. The materials provided by Party A to Party B are legal, accurate, complete and in line with the other requirements of Party B;
10. Other conditions:
Conditions of granting loan: (1) Party A shall open a basic account in Party B; (2) Secured promissory note is issued by security company, and the secured amount, term and repayment method of which shall be consistent with the credit approval.
5.2 Loan drawdown plan
Loan drawdown refers to an action that Party B, according to Party A’s request and this Agreement, release the loan funds to the loan-granting account.
Loan drawdown plan is determined by the method of    5.2.4   set out as following:
5.2.1 Loan drawdown plan is as following:
1. ___/____ (MM) ___/___ (DD), ____/___ (YY), Amount_____/________;
2. ___/____ (MM) ___/___ (DD), ____/___ (YY), Amount_____/________;
3. ___/____ (MM) ___/___ (DD), ____/___ (YY), Amount_____/________;
4. ___/____ (MM) ___/___ (DD), ___/____ (YY), Amount_____/________;
5. ___/____ (MM) ___/___ (DD), ___/____ (YY), Amount____/_________;
6. ___/____ (MM) ___/___ (DD), ___/____ (YY), Amount____/_________;
5.2.2 Loan drawdown plan is as following:
1. ___/____(MM) ___/___(DD), ___/____(YY) to___/____(MM) ____/__(DD), ____/___(YY), Amount______/_______;
2. ___/____(MM) ______(DD), ___/____(YY) to___/____(MM) __/____(DD), ___/____(YY), Amount_____/________;
3. ___/____(MM) ___/___(DD), ____/___(YY) to____/___(MM) __/____(DD), ___/____(YY), Amount_____/________;
4. __/_____(MM) __/____(DD), _____/__(YY) to____/___(MM) ___/___(DD), ___/____(YY), Amount____/_________;
5. ___/____(MM) __/____(DD), ___/____(YY) to___/____(MM) ___/___(DD), ___/____(YY), Amount______/_______;
6. ___/____(MM) ___/___(DD), ____/___(YY) to___/____(MM) __/____(DD), ___/____(YY), Amount_____/________;
5.2.3 Apply for payment at any time on the actual needs of Party A.
5.2.4 As per the terms agreed by the Parties.
                                          /
5.3 Party A shall use the loan in accordance with the agreed loan drawdown plan, and shall not advance, delay, spilt or cancel to use the loan without the written consent of Party A.
5.4 In case of drawdown at installment by Party A, the maturity date of the loan shall still be determined in accordance with Article 3 of this Agreement.
5.5 Documentation to be provided by Party A
The Parties choose    5.5.2      (optional 5.5.1 or 5.5.2) as the agreement applicable to the materials to be provided by Party A:

5.5.1
1. In case    /      of the following circumstances is satisfied:
(1) The amount of a single loan drawdown exceeding RMB10, 000,000, and the amount of payment under such drawdown exceeding RMB10, 000,000;
(2)                                /
                                  /
Then Party A shall provide the following documentation no later than   5  working days before a loan drawdown:
(1) Loan deposit voucher signed by Party A and vouchers of clearing signed by Party A;
(2) Transaction information (including but not limited to commodity, service, capital contract and/or invoice and other written or electronic documentation to prove the specific purpose of capital fund);
                               /
                               /
As well as other documentation required by Party B (including but not limited to business license, authorization, the articles of association, resolution of the shareholders' meeting or the board of directors of Party A’s counterpart).
2. Except the agreed circumstance in (1) above, or Party B considers Party A may adopt the method of direct payment by Party A as agreed in Article 5.7 after examination, Party A shall provide the following materials to Party B no later than 5  working days before a loan drawdown:
(1) Capital Use Plan corresponding to the loan to be granted (see Annex 3 for the format of Capital Use Plan);
(2) Loan deposit voucher signed by Party A;
__________________________________/______________________________
__________________________________/______________________________
As well as other documentation required by Party B (including but not limited to business license, authorization, the articles of association, resolution of the shareholders' meeting or the board of directors of Party A’s counterpart).
5.5.2 No matter what the amount is of a single drawdown, Party A shall provide the following documentation to Party B not later than  3  working days before a loan drawdown:
(1) Loan deposit voucher signed by Party A and vouchers of clearing signed by Party A;
(2) Transaction information (including but not limited to commodity, service, capital contract and/or invoice and other written or electronic documentation to prove the specific purpose of capital fund);
                               /
                               /
As well as other documentation required by Party B (including but not limited to business license, authorization, the articles of association, resolution of the shareholders' meeting or the board of directors of Party A’s counterpart).
5.6 Entrusted payment by Party B
5.6.1 Circumstances of Application for entrusted payment by Party B
In case   (2)  of the following circumstances is satisfied, entrusted payment by Party B shall be applied, namely: Party A shall irrevocably entrust Party B to transfer the loan capital to Party A’s counterpart, and shall not pay the loan capital to the counterpart or any other third party by itself.
(1) The amount of a single loan drawdown exceeding RMB 10,000,000, and the amount of payment under such drawdown exceeding RMB 10,000,000, and Party B considers that the materials provided by Party A are satisfied with the clear characteristics of counterpart after examination;
(2) No matter what the amount is of a single drawdown, entrusted payment by Party B shall be adopted;
(3)                                  /
                                    /
5.6.2 In case of entrusted payment by Party B, Party B deposits the loan capital to the loan-granting account, then directly pays such loan capital to the account of the counterpart from the loan-granting account. Party A shall not in any way (including but not limited to transfer, withdraw cash) dispose the loan capital.
5.6.3 Party B shall examine the amount, time, recipient, method and handling account of payment according to the information provided by Party A. If Party B considers the abovementioned factors of payment have satisfied with the requirements after completing the formal examination, the loan capital will be transferred to recipient designated by Party A by Party B. Once the loan capital is released to the account of such recipient, which shall be deemed that Party B have fulfilled payment obligation. Party A shall check whether the payment goes through or not within one business day after the date of payment, if not, Party A shall immediately notify Party B. Party A shall ensure the recipient comply with the specific purpose and transaction information.
5.6.4 The formal examination to the abovementioned factors of payment conducted by Party B does not mean Party B’s confirmation of the authenticity, legality and compliance of transaction, also not mean Party B's involvement in any disputes between Party A and its recipient or other third party or assuming any responsibility or obligation of Party A. All losses suffered by Party B due to such entrusted payment shall be borne by Party A.
5.6.5 In case the documentation provide by Party A are incomplete, untrue, inaccurate, inconsistent with the specific purposes of the loan or conflicts with existing statements of fact, which result in the consequence that the loan capital fails to be paid to the account of its recipient, the following provisions shall be applied:

(1) All consequences resulted herein, including but not limited to the losses caused by the loan capital failing to be paid or failing to be paid in time to the account of its counterpart shall be borne by Party A. Party B shall bear no responsibility. All losses suffered by Party B shall be compensated by Patty A;
(2) Party A shall not in any way (including but not limited to transfer, withdraw cash) dispose the loan capital;
(3) Party A shall fulfill the obligations to resubmit documentation in accordance with Party B’s requirements within __/__working day(s);
                                    /
                                    /
Party B has the right to recover the loan capital in advance in case of any breach of the above agreement by Party A.
5.6.6 The risk, liability and loss caused by failed, wrong or delayed payment not due to Party B’s fault shall be borne by Party A only. All losses suffered by Party B shall be compensated by Party A.
5.7 Direct payment by Party A
In case a single drawdown does not meet the requirements of entrusted payment by Party B set out in Article 5.6.1, direct payment the Party A may be adopted, which means that, after Party B releases loan capital to the loan-granting account according to Party A’s drawdown application, Party A directly pays such loan capital to its counterpart. Party A shall ensure its counterpart to be consistent with the specific purposes and transaction data stipulated in the loan contract.
5.8 In the case either entrusted payment by Party B or direct payment by Party A is adopted, once the loan capital is released to the loan-granting account, Party B fulfills its payment obligation. Party A shall ensure the loan-granting account in a normal status (abnormal status such as being frozen by the competent authorities). The risk, liability and loss caused by abnormal account status shall be borne by Party A. All losses suffered by Party B shall be compensated by Party A after the loan capital is released to the loan-granting account.
5.9 Payment Term Change
In case of one of the following circumstances, Party B has the right to change the term of payment for the loan capital, including but not limited to adjustment of the conditions for entrusted payment (such as adjusting the amount standard of entrusted payment), change the term of payment for single drawdown, etc.:
1. Occurrence of any breach of the Agreement by Party A;
2. Occurrence of any circumstances agreed in the Agreement possibly endangering creditor’s rights of Party B;
3. Other circumstances that Party B considers necessary to change the payment term of loan funds;
In case Party B change the payment term, Party A shall fulfill the obligations to resubmit the documentation in accordance with this Agreement and Party B’s requirements.

Article 6 Use and Supervision of Account
6.1 Loan-granting account
The loan-granting account under this Agreement is determined according to Article 6.1.2.
6.1.1 Party A shall open a designated loan-granting account in Party B bank for the granting and payment of all loans under this Agreement within __/__business day(s) from the execution date of the Agreement and before first loan drawdown;
6.1.2 Other account opened by Party A in Party B bank (Account No. 44201581500052528219).
6.2 Capital collection account
6.2.1 Party A shall open a capital collection account at Party B bank or set the existing account (Account No. 44201581500052528219) opened at Party B bank as capital collection account within __/__business day(s) from the execution date of the Agreement;
6.2.2 Party A shall regularly submit a report on the capital transactions in the capital collection account to Party B on a quarterly (optional “monthly” or “quarterly”) basis. Party A shall submit such report for the last report cycle to Party B within the early ten business days of each reporting cycle.
6.2.3 Party B has the right to manage capital transactions in the capital collection account, in particular, capital account should meet ___/___of the following requirements:
(1) Average amount of capital in the account:
__________________/________________________________________ __
__________________/___________________________________________
(2) In place time of collection capital:
__________________/___________________________________________
__________________/___________________________________________
(3) Proportion of Party A’s sales collection flowing to the account:
__________________/___________________________________________
__________________/____________________________________________
(4) Limit to a single external payment of capitals in the account:
__________________/___________________________________________
__________________/___________________________________________
(5) Limit to a single-day external payment of capitals in the account:
__________________/____________________________________________
__________________/___________________________________________

(6) Limit to the online bank contracted under such account:
__________________/___________________________________________
__________________/_____________________________________________
(7) External payment of capitals in the account is subject to Party B’s approval;
(8) Such account shall be specially used for collection and repayment of the loan under this Agreement, not for other purposes;
(9) __________________/________________________________________
__________________/____________________________________________
(10) Other requirements purposed by Party B;
(11) In accordance with the provisions stipulated in the account management agreement separately entered by the Parties.

Article 7 Repayment
7.1 Principles of repayment
Party A shall repay the loans under this Agreement based on the following principles:
Party B has the right to reimburse all kinds of expenses advanced by Party B for Party A and the expenses occurred by Party B to realize creditor's rights with the repayment first, the remaining part shall be first used to pay the interest then to repay the principal, with the principle of matching the principal repayment. But for the loan which can not be collected after the principal is overdue more than 90 days and the loan which can not be collected after the interest is overdue more than 90 days and loans otherwise stipulated by laws, regulations or rules, the amount repaid by Party A shall be first used to repay the principal and then to pay the interest after the abovementioned expenses having been reimbursed.
7.2 Payment of interest
Party A shall pay the interest to Party B on the due date for interest. The first interest payment date shall be the first due date for interest after the loan is released. Principal and interest must be repaid on the last interest payment date.
7.3 Repayment plan
Repayment plan is determined in accordance with Article 7.3.2 as following:
7.3.1 Repayment plan is as follows:
1. ___/____ (MM) ___/___ (DD), ___/____(YY), Amount______/_______;
2. __/____ (MM) ___/___ (DD), ___/____ (YY), Amount______/_______;
3. __/____ (MM) ___/___ (DD), ___/____ (YY), Amount______/_______;
4. __/____ (MM) ___/___ (DD), ___/____ (YY), Amount______/_______;
5. __/____ (MM) ___/___ (DD), ___/____ (YY), Amount______/_______;
6. __/____ (MM) ___/___ (DD), ___/____(YY), Amount______/_______;
7.3.2 Party A shall repay RMB 500,000 for principal each month from the seventh month after the loan is released, the balance shall be repaid on the due date.
7.4 Method of repayment
Party A shall deposit sufficient funds into capital collection account or other account opened at Party B bank before the repayment date agreed in this Agreement and transfer the amount for repayment to Party B (Party B has the right to deduct the funds from such account for repayment), or transfer the funds from other account for repayment on repayment date agreed in this Agreement.
7.5 Prepayment
Party A shall submit a written application to Party B for prepayment of the principal in no less than 30 business days, with the consent of Party B, Party A may prepay partial or the whole principal.
In case of prepayment, the interest shall be calculated according to the actual days of the loan and the lending rate agreed in the Agreement.
In case Party B agrees that Party A can repay principal in advance, Party B shall have the right to collect compensation from Party A, which is determined according to Article 7.5.1 as following:
7.5.1 Compensation = principal amount of prepayment x months of prepayment x 3 ‰, one month shall be calculated if advance time is insufficient one month;
7.5.2                                     /
                                    /
In case Party A repays by installmentsinstallment, for example, repays part of the principal in advance, then Party A shall repay in an order opposite to repayment plan. The balance owed to Party B after prepayment shall still apply to the lending rate agreed in the Agreement.

Article 8 Rights and Obligations of Party A
8.1 Rights of Party A
8.1.1 Party A has the right to request Party B release the loan in accordance with the Agreement;
8.1.2 Party A has the right use the loan according to the agreed purposes;
8.1.3 Party A has the right to apply for extension of the loan to Party B according to the conditions required by Party B;
8.1.4 Unless the laws and regulations otherwise stipulated, competent authorities otherwise required or otherwise agreed by the Parties, Party A has the right to request Party B to keep trade secrets on the relevant financial information, production and management;
8.1.5 Party has the right to refuse Party B and its staff to solicit bribe, and has the right to report to the relevant authorities in case of the aforesaid behavior or breach of relevant laws, regulations on credit interest rate and service charge.
8.2 Obligations of Party A
8.2.1 Withdraw the loan capital and pay off the full principal and interest, and bear the expenses in accordance with this Agreement;
8.2.2 Provide financial and accounting information, production and operation information, including but not limited to providing balance sheet, profit and loss statement (income and expenditure statement for institution) at the end of last quarter before the 10th working days of the first month each quarter, and providing statement of cash flows at the end of the year in time, and ensure that the information provided is legal, true, complete, accurate, effective, does not provide false materials or conceal important facts on business and finance;
8.2.3 Notify Party B of significant adverse events affecting its solvency or other circumstances endangering creditor's rights of Party B, or industry and commerce registration changes to the name, legal representative (person in-charge), address, business scope, registered capital or articles of association of the company (enterprise), and attach the relevant information after change;
8.2.4 Party A shall use the loan according to the agreed purposes, and shall not occupy, misappropriate the loan capital to engage in illegal trading, and shall not use the loan for fixed assets and equity investment and the production and operating fields and purposes prohibited by the state, shall not replace the liabilities arising from fixed assets and equity investment; Party A shall cooperate with Party B to inspect and monitor its production and operation, financial activities, use and payment status of the loan, and accept post-loan management requirements of Party B: Party A shall not secretly withdraw funds, transfer assets or use related-party transaction to evade repayment of debts; shall not use false contract with related parties and notes receivable and accounts receivable without actual trading background to seek to discount or pledge and obtain bank financing or credit; Party A shall pay the loan capital in accordance with this Agreement and shall not evade the method of entrusted payment by Party B by breaking up the whole into parts or other means;
8.2.5 Party A shall comply with the relevant state regulations on environmental protection in case of using the loan under this Agreement for manufacturing;
8.2.6 Party A shall not provide a security to a third party by use of the assets formed through the loan under this Agreement without the consent of Party B before paying off the principal and interest of loan;
8.2.7 Party A shall promptly report to Party B the related transactions exceeding 10% of the net assets if Party A is a group customer, including: (1) the relationship among the related parties; (2) transaction project and nature; (3) amount and corresponding proportion of transaction; (4) pricing policy (including transaction without an amount or with a token amount);
8.2.8 Party A shall obtain prior written consent of Party B for any merger, division, equity transfer, foreign investment, substantial increase of debt financing and other important matters. However, such consent shall not affect Party B’s right to take remedy measures agreed in the Agreement in future once Party B considers the aforesaid actions may endanger the safety of creditor's rights;
8.2.9 In case of direct payment by Party A, Party A shall submit a summary report on the use and payment of loan for the last month within the early 10 business days of each month and the actual payment list to Party B until the loan is paid off. See Annex 4 for the format of Summary Report.

Article 9 Rights and Obligations of Party B
9.1 Party B has the right to request Party A to repay the principal, interest and expenses of the loan, to manage and control the payment of loan capital, to monitor Party A's overall cash flow on a dynamic basis, to collect the loan in advance according to capital collection, to exercise other rights under this Agreement and to require Party A to fulfill other obligations under this Agreement.
9.2 Party B has the right to participate in large amounts of financing (i.e. total amount of financing exceeding RMB ___/____ (ten thousand) or the equivalent in foreign currency), asset sale, merger, division, shareholding reform, bankruptcy liquidation and activities of Party A to maintain the creditor’s rights of Party B. Specific participation method is ____/____of the following:
1. The abovementioned activities shall be subject to written consent of Party B;
2. Party B arranges large amounts of financing for Party A;

3. The price and buyer of asset sale shall meet the following provisions:
__________________________/________________________________
__________________________/________________________________
4. __________________________/________________________________
____________________________________________________________
5. Other methods to be adopted by Party B.
9.3 Release the loan in accordance with to the provisions of this Agreement, but any delay or failure caused by Party A or other reasons not attributable to Party B shall be excluded.
9.4 Unless the laws and regulations otherwise stipulated, competent authorities otherwise required or otherwise agreed by the Parties, Party B shall keep trade secrets on the relevant financial information, production and management provided by Party A.
9.5 Party B shall not offer bribes to Party A and its staff or solicit or accept bribes from them.
9.6 Party B shall not have dishonest action or other action to damage the legal interests of Party A.

Article 10 Remedial Measures for Breach of Contract and Circumstances Endangering Creditor’s Rights of Party B
10.1 Circumstances and liabilities for breach of contract by Party B;
10.1.1 Party A may require Party B continue to release the loan according to the Agreement in case Party B fails to release the loan according to the Agreement;
10.1.2 In case Party B has illegally charged interest and fees to Party A according to the laws and regulations, Party A has the right to demand Party B refund these charged interest and fees.
10.2 Circumstances of breach by Party A
10.2.1 Party A's breach of any provision under this Agreement or breach of any legal obligation;
10.2.1 Party A expressly states or states by performance not to fulfill any obligation under this Agreement.
10.3 Circumstances possibly endangering Creditor’s Rights of Party B
10.3.1 Party B may consider it will endanger creditor’s rights under this Agreement upon occurrence of any of the following circumstances by Party A: contracting, custody (takeover), leasing, shareholding reform, reduction of registered capital, investment, joint venture, merger, acquisition and reorganization, reorganization, division, joint venture, equity transfer, substantial increase of debt financing, (being filed) filing for rectification, filing for dissolution, being revoked, (being filed) filing for bankruptcy, change of controlling shareholder, actual controller or significant assets transfer, cessation of production, out of business, heavy fines imposed by competent authorities, cancellation of registration, business license being revoked, involving significant legal dispute, serious difficulties in production and operation or deteriorative financial status, declining of credit condition, and failure to perform the duties by legal representative or person in-charge under normal condition;
10.3.2 Party B considers it will endanger creditor’s rights under this Agreement in case any one of the following circumstances happens to Party A:
Failure to fulfill other matured debts (including matured debts owed to the branches of China Construction Bank or other third parties), transferring the property free of cost or with a low price, third party debt relief, negatively exercising creditor's rights or other rights, or offering guarantee for a third party; failure to meet the requirements set out in Annex 2 Binding Clause of Financial Indicators; abnormal funds fluctuation occurring in any account of Party A (including but not limited to capital collection account and other accounts monitored by Party B) occurs; occurrence of any material cross default by Party A; poor main business profitability; abnormal use of loan;
10.3.3 Party A’s shareholder abuse the independent status of legal person or the shareholder limited liability to avoid debt, Party B may consider it will endanger creditor’s rights;
10.3.4 Any one of the conditions to grant the loan agreed in the Agreement has not satisfied on a continuous basis;
10.3.5 Party B considers it will endanger creditor’s rights under this Agreement upon in case any one of the following circumstances happens to the guarantor:
(1) Breach of any provisions of the Agreement, or any false, incorrect and omitting information existing in representation and warranty;
(2) contracting, custody (takeover), leasing, shareholding reform, reduction of registered capital, investment, joint venture, merger, acquisition and reorganization, reorganization, division, joint venture, equity transfer, substantial increase of debt financing, (being filed) filing for rectification, filing for dissolution, being revoked, (being filed) filing for bankruptcy, change of controlling shareholder, actual controller or significant assets transfer, cessation of production, out of business, heavy fines imposed by competent authorities, cancellation of registration, business license being revoked, involving significant legal dispute, serious difficulties in production and operation or deteriorative financial status, declining of credit condition, and failure to perform the duties by legal representative or person in-charge under normal condition, which affecting the guarantor’s capacity to undertake the guarantee;
(3) Other circumstances of loss or potential loss of guarantee capacity;
10.3.6 Party B considers it will endanger creditor’s rights under this Agreement upon in case any one of the following circumstances happens to the mortgagor or the pledgor:
(1) Damage to, loss or value reduction of the mortgaged or pledged property due to the third party’s act, state expropriation, confiscation, requisition, demolition, changes in the market or any other causes;
(2) The mortgaged or pledged property being sealed up, seized, frozen, deducted, detained, auctioned, regulated by administrative authority or ownership dispute;
(3) Breach of any provisions of mortgage contract or pledge contract, or any false, incorrect and omitting information existing in representation and warranty;
(4) Other circumstances endangering to realize mortgage or pledge of Party B;
10.3.7 Guarantee is not established, not effective, invalid, revoked or released, the guarantor is default or expressly states or states through its action not to fulfill liability to guarantee, or the guarantor losses part or all lose guarantee ability, value reduction of collateral and other circumstances endangering the security of creditor’s rights under this Agreement; or

10.3.8 Other circumstances endangering the security of creditor’s rights under this Agreement.
10.4 Remedy measures of Party B
Upon occurrence of any one of the circumstances set out in Article 10.2 and 10.3, Party B shall have the right to exercise one or all of the following rights:
10.4.1 Stop granting the loan;
10.4.2 Amend the conditions of loan granting and payment;
10.4.3 Change the method of loan payment according to the Agreement;
10.4.4 Announce that loans are due immediately, and require Party A to pay off the principal, interest and fees for all due and undue debts immediately;
10.4.5 In case Party A fails to withdraw the loan in accordance with the Agreement, Party B shall have the right to require Party A to pay liquidated damages equivalent to 15.96 % of such amount being withdrawn, and refuse Party B to withdraw the unpaid loan under this Agreement;
10.4.6 In case Party A fails to use the loan in accordance with the Agreement, interest and compound interest shall be calculated from the date of misappropriation to the date when the principal and interest of the loan is fully paid according to punitive interest rate and interest settlement method agreed in this Agreement for the misappropriated amount;
10.4.7 In case of an overdue loan, interest and compound interest shall be calculated from the overdue date to the date when the principal and interest of such loan is fully paid according to punitive interest rate and interest settlement method agreed in this Agreement for the principal and interest failed to be repaid on schedule (including part or all principal and interest at maturity in advance announced by Party A). Overdue loan refers to an action that Party A fails to repay the loan on schedule or repays the loan beyond the scheduled period of repayment by installment agreed in this Agreement.
Compound interest shall be calculated according to lending rate and interest settlement method agreed in this Agreement for the interest unpaid by Party A on schedule before the matured date of loan;
10.4.8 Other remedy measures, including but not limited to:
1. Deduct the corresponding amount in RMB or other currency from the account opened with China Construction Bank by Party A without an advance notice to Party A;
2. Exercise the right of security;
3. Require Party A provide a new security for all the debts under this Agreement in accordance with Party B’s requirement;
4. Refuse Party A to dispose the corresponding amount of deposit in the account opened with China Construction Bank (including but not limited to capital collection account);
5. Terminate this Agreement.

Article 11 Handling Bank and Seal of Party B
Party A acknowledges that: upon the effectiveness of this Agreement, Party B may entrust one or more other sub-branches of China Construction Bank Corporation Limited Shenzhen Branch as the handling bank for this Agreement. The handling bank has the right to fulfill the obligations under this Agreement, to sign the relevant legal documentation and enjoy the rights under this Agreement in its own name, including but not limited to actual performance of the Agreement ( in whole or in part), debt collection, litigation/arbitration, execution and other matters. The handling bank having fulfilled the obligations of Party under this Agreement shall be deed as Party B having fulfilled this Agreement, and the obligations and responsibilities of Party A shall not be diminished and exempted. Party B and its handling bank shall have the right to affix their common seal, related business seal or contract seal on the materials or vouchers.

Article 12 Miscellaneous
12.1 Expenses
Unless otherwise agreed by the Parties, the fees and expenses for lawyer service, insurance, registration, evaluation, storage, appraisal, notary, taxation, environmental protection, technology, payment and settlement under this Agreement and related to the security under Agreement shall be borne by Party A.
All fees and expenses (including but not limited to legal fees, arbitration fees, property preservation fee, travel expense, execution fee, assessment fees, notary fee, auction fee, service fee, advertising fee, lawyers fee ) occurred by Party B to realize creditor's rights shall be borne by Party A.
12.2 Use of information of Party A
Party A agrees Party B to inquire Party A's credit status through the database of credit established by the People's Bank of China and the competent authorities of credit information or the relevant units and departments, and agrees Party B to provide the information on Party A to the database of credit established by the People's Bank of China and the competent authorities of credit information. Party A further agrees that Party B may reasonably use and disclose the information on Party A for business needs.
12.3 Collection Notice
In case Party A defaults on the loan principal and interest or breaches of the Agreement, Party B is entitled to inform the relevant department or unit and to post a collection notice through the news media.
12.4 Evidential effect of Party B’s records
Unless there is a reliable, determined evidence to the contrary, internal accounting records on principal, interest, fees and repayment records of Party B, receipts and vouchers on withdrawal, repayment and interest payment and other business issued or maintained by Party B, and the records and vouchers on loan collection shall constitute the determined evidences to effectively proof the debtor-creditor relationship between the Parties. Party A shall not raise an objection only because such records, receipts, vouchers are produced and maintained by Party B.

12.5 Reservation of rights
The rights enjoyed by Party B under this Agreement shall not affect and exclude any right enjoyed under the laws, regulations and other contracts. Any tolerance, grace, preference imposed to default or delay behavior or delaying the exercise of any right under this Agreement shall not be construed as a waive of the rights and interests or permission or acknowledgement of any breach of the Agreement, also shall not restrict, prevent and hinder further exercising such rights and any other rights, nor result in Party B’s assuming the obligation and responsibility of Party A.
12.6 Except the debt under this Agreement, in case Party A has other matured debts due to Party B, Party B is entitled to deduct the capital in RMB or other currency from the account opened with China Construction Bank by Party A to first clear off any matured debt, for which Party A shall not raise an objection.
12.7 Party A shall promptly notify Party B of change to address or contact information in writing, any loss caused by failure to promptly notify Party B shall be borne by Party A.
12.8 Collection of payables
For the account payable by Party A under this Agreement, Party B is entitled to deduct the corresponding amount in RMB or other currency from the account opened with China Construction Bank by Party A without an advance notice to Party A. In case of handling the settlement and sale of foreign exchange, foreign exchange trading formalities, Party A is obligated to assist Party B to handle, and the exchange rate risk shall be borne by Party A.
12.9 Dispute Settlement
Any dispute arising from the execution of this Agreement shall be settled through consultation. If it cannot be settled after consultation, method 12.9.1 in the following shall be applied:
12.9.1. Bring such dispute to the people's court where Party B is located.

12.9.2. Submit to _____/________ Arbitration Commission (place of arbitration: ________/____________) for arbitration in accordance with its arbitration rules effective at the time of application. The arbitral award is final and binding on both Parties.

The provisions of the Agreement not involving in dispute shall be executed during litigation or arbitration.
12.10 Effectiveness of contract
This Agreement shall come into force after being signed and affixed a common seal (contract seal) by the legal representative (person in-charge) or authorized representative of Party A and the person in-charge or authorized representative of Party B.
The annexes under this Agreement are an integral part of this Agreement, and have the same legal effect with this Agreement.
12.11 This Agreement is made in sextuplicate.
12.12 Other matters:
_______________________________/______________________________
_______________________________/______________________________

Article 13 Statement
13.1 Party A is fully aware of business scope and limits of authority of Party B.
13.2 Party A has read the terms and conditions of this Agreement. Party B, at the request of Party A, has made corresponding explanation to the terms and conditions. Party A has fully known and understood the meanings and the corresponding legal consequences of the terms and conditions of this Agreement.
13.3 Party A’s signing this Agreement and fulfilling the obligations under this Agreement are in line with the law, administrative regulations, rules and the  articles of association of Party A and the internal organization documentation, and have obtained the approvals from internal competent authorities of the company and/or state competent authorities.
13.4 The production and operation of Party A comply with laws and regulations.
13.5 Party A has the ability to continue operation, and has a legal source of repayment.
13.6 Party A undertakes that all loans under this Agreement reflect the actual demand based on the specific purposes of the loan, which will not exceed its actual demand;
13.7 Party A and its controlling shareholder have good credit standing and have no significant adverse credit records.
13.8 Party B has the right to entrust other branches of China Construction Bank to grant the loan under this Agreement and exercise and fulfill the rights and obligations of Party B under this Agreement, for which Party A has no objection.
13.9 Party A declares that Party A has no any beach of the relevant laws, regulations and rules on environmental protection, energy saving and emission reduction, reducing pollution when entering this Agreement, and further promises to strictly abide by such laws, regulations and rules after this Agreement is concluded; in case the aforesaid statement of Party A is false or not fulfilled, or energy consumption and pollution risk may occur, Party B is entitled to stop granting loans or announce to accelerate the maturity of principal and interest, or take other remedy measures agreed in this Agreement or permitted by the law.

Party A (Common Seal): (Seal of Shenzhen Dasheng Communication Technology Co., Ltd.)
Legal Representative (Person in-charge) or Authorized Representative (Signature):

                   Lin Xiangfeng
December 29, 2011

Party B (Seal): (Seal of China Construction Bank Corporation Limited Shenzhen Branch)
Person in-charge or Authorized Representative (Signature):

                 Yang Fang
December 29, 2011

Annex 1：

Basic Information on the Loan

1. Specific purposes of the loan under this Agreement:
To purchase Apple’s series products. The payee is limited to Telling Communications Co., Ltd.

Party A shall not change the specific purposes of the loan without a written consent of Party B.

2. Repayment source of the loan under this Agreement:
Party A’s operating income.

Party A shall ensure an authentic and legal source of repayment and a stable and adequate repayment cash flow.

3. Other:
____________________________________________________________
____________________________________________________________
BLANK_______________________________________________________
_____________________________________________________________

Annex 2

Binding Clause of Financial Indicators

Financial Indicators of Party A shall meet the following restriction on a continuous basis:
Asset-liability ratio shall not exceed 60%.

BLANK___________________________________________________________

Party B has the right to modify the aforesaid restriction upon notifying Party A in advance ________ working day(s).

Annex 3

Capital Use Plan

Agreement No.
Date of Drawdown
No.	Planned Use	Estimated Amount of Payment	Estimated Counterpart (if any)	Remark
1
2
……
Total	Ten Thousand (in capital: ）

Name of Borrower (Seal): /s/ Lin Xiangfeng
Lin Xiangfeng
(Seal of Shenzhen Dasheng Communication Technology Co., Ltd.)

Annex 4
Summary of Direct Payment by Borrower

Agreement No.
Date of Submission
No.	Actual Use	Counterpart	Amount	Supporting Materials	Planned Item (Y/N)
1
2
……
Total	Ten Thousand (in capital: ）
Name of Borrower (Seal): (Seal of Shenzhen Dasheng Communication Technology Co., Ltd.)
Internal Review Conclusion	Customer Manager (Signature):
Granting and Payment Review (Signature):